UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  September 7, 2006

Commission		IRS Employer
File Number	Exact name of registrant as specified in its charter	Identification No.

1-12577	SITEL CORPORATION	47-0684333

MINNESOTA
(State or Other Jurisdiction of Incorporation or Organization)

7277 WORLD COMMUNICATIONS DRIVE OMAHA, NEBRASKA		68122
(Address of Principal Executive Offices)		(Zip Code)

(402) 963-6810

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement

On September 7, 2006, the Board of Directors of SITEL Corporation (the “Company”) approved the payment of a $30,000 annual retainer to the chairman of the Special Committee, with effect from January 1, 2006 and continuing so long as the Special Committee has responsibilities assigned to it by the Board.  The portion of the retainer applicable to the period since January 1, 2006 through the end of the current quarterly retainer period applicable to the Board and all other committee chairs will be paid now in accordance with the existing compensation election of the chair, Rohit M. Desai.  Mr. Desai’s election provides that all of his board fees are paid in stock on a deferred basis.  Any future quarterly installments of the Special Committee chair’s retainer are to be paid on the same schedule as the other Board/committee retainers.

An updated summary of the board compensation arrangement is attached as Exhibit 10.1.

Item 9.01  Financial Statements and Exhibits

(d)  Exhibits:

10.1             Summary of Compensation Arrangement for Non-Employee Directors (as of August 7, 2006)

SIGNATURE

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SITEL Corporation
(Registrant)

Date: September 13, 2006	By	/s/Jorge A. Celaya
Jorge A. Celaya
Chief Financial Officer